Vantiv Announces Agreement to Acquire Litle & Co.

Expands Market Leading Capabilities to include High Growth eCommerce

Cincinnati, October 31, 2012 -- Vantiv, Inc. (NYSE: VNTV), a leading provider of payment processing services and related technology solutions for merchants and financial institutions of all sizes, announced today that it has signed an agreement to acquire Litle & Co. for $361 million. Litle & Co. is a leading independent eCommerce payment processor, providing a fully-integrated payments solution for companies that sell goods and services to consumers over the internet and through direct response marketing.

The acquisition of Litle & Co. significantly increases Vantiv's capabilities in eCommerce, expands its customer base of online merchants, and enables the delivery of Litle's innovative, best-in-class eCommerce solutions to Vantiv's merchant and financial institution clients. The combined service offering will leverage Vantiv's scale, extensive distribution channels, and support capabilities, to address the evolving payments needs of businesses in multiple channels, and offer merchants a “one-stop” suite of Point-of-Sale, eCommerce and Direct Response payment processing solutions.

“eCommerce is one of the fastest growing segments of payments,” said Charles Drucker, President and CEO at Vantiv. “As our clients continue to expand their online presence to meet their consumers' demands, they rely on us to meet their payments needs through our integrated processing platform. The acquisition of Litle & Co. will enable us to offer leading, integrated products in high growth markets, allowing our clients to engage with their customers across multiple channels, with better visibility and increased simplicity. Litle & Co. has built a premier eCommerce product in the market, which is supported by an extremely talented leadership team.  The combination of our two companies will create differentiation in our product offerings and enable us to rapidly capitalize on market opportunities. We are very excited to work with the Litle team.”

“Today's agreement represents the beginning of a new chapter in our company's evolution,” said Tom Litle, President and CEO of Litle & Co. “By partnering with Vantiv, we are able to accelerate the development and distribution of the value added services Litle & Co. is known for and drive payments intelligence deeper into the operations of the world's leading eCommerce and multi-channel merchants. Our companies share a deep-rooted commitment to exceptional customer service and providing a world class environment for the industry's best talent. By bringing these two companies together we have created a uniquely valuable partner for merchants of all sizes to help navigate the rapidly evolving payments landscape. I look forward to working with Charles and his team to close this transaction and to helping our team make payments intelligence a reality for our customers.”

Management will provide an additional update during Vantiv's third quarter 2012 financial results conference call on Thursday, November 1, 2012 at 8:00 am ET.  The conference call can be accessed live over the phone by dialing (877) 941-1427, or for international callers (480) 629-9664. A replay will be available approximately two hours after the call concludes, and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517, and entering the conference ID 4567381.  The replay will be available through Thursday, November 8, 2012.  A live webcast of the conference call, along with presentation slides, will be available on Vantiv's investor relations website at http://investors.vantiv.com.

The transaction is expected to close in late 2012, pending regulatory approvals and customary closing conditions. Upon completion, Litle & Co. will become a subsidiary of Vantiv, LLC and will maintain its location in Lowell, Massachusetts. Vantiv is headquartered in Cincinnati, Ohio.

J.P. Morgan and Ulmer & Berne acted as financial advisor and legal counsel, respectively to Vantiv, Inc. William Blair & Company and WilmerHale acted as financial advisor and legal counsel, respectively to Litle & Co.

About Vantiv, Inc.
Vantiv, Inc. (NYSE: VNTV) is a leading, integrated payment processor differentiated by a single, proprietary technology platform. Vantiv offers a comprehensive suite of traditional and innovative payment processing and technology solutions to merchants and financial institutions of all sizes in the U.S., enabling them to address their payment processing needs through a single provider. We build strong relationships with our customers, helping them become more efficient, more secure and more successful. Vantiv is the third largest merchant acquirer and the largest PIN debit acquirer based on number of transactions in the U.S. The company's growth strategy includes expanding further into high growth payment segments, such as prepaid, ecommerce, mobile and information solutions, and attractive industry verticals, such as business-to-business, government, healthcare and education. For more information, visit www.vantiv.com.

About Litle & Co
Litle & Co. is the payment processing and intelligence engine behind leading ecommerce and consumer-direct brands, including Overstock.com, Ancestry.com, Gilt Groupe, Guthy-Renker, ShopNBC and Wayfair.com. An authority in card-not-present payments, transaction processing and merchant services, Litle & Co. powers the payment processing engines for leading brands that sell directly to consumers through multichannel and internet retail, online services, subscription-membership models and direct response marketing. The company is committed to creating customer success through Voice of the Customer initiatives, including Net Promoter Score (NPS), and won 2010 and 2011 Stevie® Awards for eCommerce Customer Service and Product and Service Innovation respectively. For more information, visit www.litle.com.

Forward-Looking Statements
This press release contains forward-looking statements related to Vantiv, Litle, the timing and consummation of the acquisition of Litle and the potential benefits of the acquisition. Forward-looking statements involve risks and uncertainties, and actual events or results could differ materially from those discussed. Statements that are not historical facts, including management's expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Factors that could cause actual events or results to differ materially from those expressed in or implied by these forward-looking statements include general economic conditions, future performance and integration of acquisitions including Litle, the ability to keep pace with rapid developments and change in our industry and provide new services to our clients, competition within our industry, reductions in overall consumer, business and government spending, a decline in the use of credit, debit or prepaid cards, failures of our systems or the systems of our third party providers, disclosure of unauthorized data or security breaches, inability to expand our market share in existing markets or expand into new markets, increased attrition of our merchants, independent sales organizations or referral partners, and the factors discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Vantiv's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and in Vantiv's other filings made hereafter from time to time with the SEC, copies of which may be obtained by visiting the company's Investor Relations web site at http://investors.vantiv.com or the SEC's web site at (www.sec.gov). The forward-looking statements included in this press release represent Vantiv's views as of the date of this press release. These forward-looking statements should not be relied upon as representing Vantiv's views as of any date subsequent to the date of this press release. Vantiv undertakes no intention or obligation to publicly update or revise any forward-looking statement to conform the statement to actual results or to changes in our expectations, whether as a result of new information, future events or otherwise.

Contacts:
Lynn M. Rhoads, Senior Vice President
Communications Director
513-900-4942
lynn.rhoads@vantiv.com

Nathan Rozof, Senior Vice President
Investor Relations
866-254-4811 or 513-900-4811
IR@vantiv.com

John Stevens
Communications Director
978-275-6620
jstevens@litle.com

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